                                                                                                   Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in each Prospectus constituting part of each Post-Effective
Amendment No. 1 on Form S-3 to Form S-16 Registration Statement (Registration Nos. 2-62247 and 2-65638) and in
each Prospectus constituting part of each Form S-3 Registration Statement or Post-Effective Amendment
(Registration Nos. 33-3027, 33-16674, 33-19035, 33-40196 and 33-58741) and in each Form S-8 Registration
Statement or Post-Effective Amendment (Registration Nos. 33-21506, 33-40199, 33-37548, 33-28064, 33-15639,
33-61986, 33-51121, 333-26361, 333-32393, 333-84561 and 333-52862) of Ball Corporation of our report dated
January 24, 2001 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

March 30, 2001